Exhibit 99.20

JOINDER AGREEMENT

TO

VOTING AGREEMENT

AND

JOINT FILING AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”), dated as of May 26, 2026, is entered into by and among Anette Schmid, Christian Schmid, Schmid Aequitas GmbH & Co. KG, C. Schmid Beteiligung GmbH & Co. KG (collectively, the “Existing Parties”) and Schmid Grundstücke GmbH & Co. KG (the “Joining Party”).

RECITALS

WHEREAS, the Existing Parties are party to that certain Voting Agreement, dated May 18, 2026 (the “Voting Agreement”);

WHEREAS, the Existing Parties are also party to that certain Joint Filing Agreement – Schedule 13D, dated May 18, 2026 (the “Joint Filing Agreement” and, together with the Voting Agreement, the “Existing Agreements”);

WHEREAS, the Joining Party beneficially owns ordinary shares of SCHMID Group N.V. and desires to become a party to each of the Existing Agreements;

WHEREAS, the Existing Parties are willing to admit the Joining Party as a party to each of the Existing Agreements on the terms set forth herein;

WHEREAS, it is understood that the Joining Party is solely controlled by Anette Schmid with the same effect as applies to Schmid Aequitas GmbH & Co. KG.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

A.	Joinder to Voting Agreement

The Joining Party hereby acknowledges that it has received and reviewed the Voting Agreement and, effective as of the date hereof, agrees to become a party to the Voting Agreement and to be bound by, and comply with, all of the terms, covenants and provisions thereof applicable to a “Party” thereunder, with the same force and effect as if the Joining Party were an original signatory thereto. From and after the date hereof, the term “Parties” in the Voting Agreement shall include the Joining Party.

B.	Joinder to Joint Filing Agreement

The Joining Party hereby acknowledges that it has received and reviewed the Joint Filing Agreement and, effective as of the date hereof, agrees to become a party thereto and to be bound by all of the terms thereof with the same force and effect as if the Joining Party were an original signatory thereto.

Without limiting the foregoing, the Joining Party agrees that any statement on Schedule 13D (and any amendments thereto) filed pursuant to the Joint Filing Agreement may be filed on its behalf together with the other parties thereto in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. The Joining Party further agrees that it shall be responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning the Joining Party contained therein, but shall not be responsible for the completeness or accuracy of the information concerning any other person making the filing unless it knows or has reason to believe that such information is inaccurate.

C.	Confirmation of Existing Agreements

Except as expressly provided herein, each of the Existing Agreements shall remain in full force and effect in accordance with its terms.

D.	Miscellaneous

Capitalized terms used but not defined herein shall have the meanings assigned to them in the applicable Existing Agreement.

This Joinder Agreement may be executed in counterparts, including by electronic signature, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

This Joinder Agreement, solely as it relates to the Voting Agreement, shall be governed by the laws of Germany. This Joinder Agreement, solely as it relates to the Joint Filing Agreement, shall be governed by applicable U.S. federal securities laws.

This Joinder Agreement shall constitute a written amendment and supplement to each Existing Agreement solely for the purpose of admitting the Joining Party as a party thereto.

IN WITNESS WHEREOF, the parties have executed this Joinder Agreement as of the date first written above.

Dated: May 26, 2026

ANETTE SCHMID

By:
Name:	Anette Schmid

CHRISTIAN SCHMID

By:
Name:	Christian Schmid

SCHMID AEQUITAS GMBH & CO. KG

By:
Name:	Anette Schmid
Title:	Authorized Representative

C. SCHMID BETEILIGUNG GMBH & CO. KG

By:
Name:	Christian Schmid
Title:	Authorized Representative

SCHMID GRUNDSTÜCKE GMBH & CO. KG

By:
Name:	Anette Schmid
Title:	Authorized Representative